UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 12, 2015

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

On February 12, 2015, NACCO Industries, Inc.’s (the Company’s) wholly owned subsidiary, The North American Coal Corporation, determined that indicators of impairment exist at its Reed Minerals mining operations. North American Coal reviewed its long-lived assets for impairment as required under U.S. GAAP. As a result of the impairment review, North American Coal expects to recognize a non-cash impairment charge in the range of $90 million to $115 million in the fourth quarter of 2014.
North American Coal acquired Reed Minerals in mid-2012 to serve as the foundation on which it would build a metallurgical coal business. Since 2012, North American Coal has made significant investments to improve productivity and reduce operating costs at the Reed Minerals mining operations. While productivity improved and Reed Minerals worked to reduce operating costs during the second half of 2014, operating results in the second half of 2014 continued to be negatively affected by sustained weakness in the Alabama coal markets, particularly the metallurgical coal market. Demand for metallurgical coal has fallen significantly and the price for metallurgical coal has deteriorated far beyond what North American Coal expected. In addition, in the fourth quarter of 2014, Reed Minerals’ largest thermal coal customer notified Reed Minerals of the plan it will adopt to comply with the U.S. Environmental Protection Agency’s new Mercury and Air Toxics Standards ("MATS") beginning in the fourth quarter of 2015. This customer’s plan includes more stringent coal quality requirements than Reed Minerals anticipated. Reed Minerals’ coal processing costs are expected to increase to satisfy these coal quality requirements. The decreased demand and market prices associated with the metallurgical coal market and the higher-than-anticipated costs associated with MATS compliance also led to Reed Minerals’ decision that it would not be economical to open a new mine area as had been planned.
The Company evaluates long-lived assets for impairment whenever changes in circumstances or the occurrence of certain events indicate the carrying amount of certain long-lived assets may not be recoverable. The carrying amount is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. After considering the factors noted above and the lack of any reliable indicators of a recovery in coal demand or price, the Company updated its forecast and determined that the carrying value of Reed Minerals assets were not fully recoverable when compared to the remaining future undiscounted cash flows from these assets. The $90 million to $115 million non-cash impairment charge represents the excess of the carrying value of Reed Minerals assets over their estimated fair value.
The management team at Reed Minerals will remain focused on enhancing Reed Minerals' operating results by improving cash flow and continuing its efforts to improve productivity while positioning itself to take advantage of any rebound in the coal market should that occur.

Forward-looking Statements Disclaimer

The statements contained in this Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, as disclosed in the Company's 10-Q filed October 29, 2014, which could cause actual results to differ materially from those presented. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 13, 2015		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Name: Elizabeth I. Loveman
Title: Vice President and Controller